Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-163134

CORRECTIVE SUPPLEMENT TO
57th STREET GENERAL ACQUISITION CORP.
PROSPECTUS
DATED MAY 19, 2010

This corrective supplement to the prospectus of 57th Street General Acquisition Corp. dated May 19, 2010 corrects the disclosure in the prospectus as follows:

Prospectus Delivery Requirement

The date in the first paragraph on the outside back cover of the prospectus relating to the date until which all dealers that effect transactions in the securities may be required to deliver a prospectus is corrected to state August 17, 2010.

This Corrective Supplement is dated as of May 19, 2010